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                               EXHIBIT 4(k)

                    FIFTH AMENDMENT TO LETTER AGREEMENT


     THIS FIFTH AMENDMENT TO LETTER AGREEMENT, dated as of May 31, 1998 (this "Amendment"), is between HASTINGS MANUFACTURING COMPANY, a Michigan corporation (the "Company"), and NBD BANK, a Michigan banking corporation, formerly known as NBD Bank, N.A. (the "Bank").

                                 RECITALS

     A. The Company and the Bank are parties to a letter agreement dated May 31, 1994, as amended by a First Amendment to Letter Agreement dated as of May 2, 1995, a Second Amendment to Letter Agreement dated as of September 30, 1995, a Third Amendment to Letter Agreement dated as of May 31, 1994 and a Fourth Amendment to Credit Agreement dated as of May 31, 1997 (as amended, the "Letter Agreement") pursuant to which the Bank agreed, subject to the terms and conditions thereof, to extend credit to the Company in a maximum principal amount of $4,000,000.

     B. The parties now desire to amend certain terms and provisions of the Letter Agreement as set forth herein.

                                   TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Letter Agreement shall be amended as follows:

     1.1 The reference to "$4,000,000 Credit Authorization" in the heading of the Letter Agreement shall be deemed a reference to "$5,000,000 Credit Authorization".

     1.2 The definition of "Maximum Amount" in Section 1 of the Letter Agreement shall be amended by deleting the reference to "$4,000,000, as such amount may be amended from time to time" and inserting "$5,000,000, as such amount may be amended from time to time" in place thereof.

     1.3 The reference to "May 31, 1998" in the definition of "Termination Date" in Section 1 of the Letter Agreement shall be deemed to refer to "May 31, 1999".

     1.4 The reference to "May 31, 1998" in Section 2 of the Letter Agreement shall be deemed to refer to "May 31, 1999".



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     1.5  Exhibit A to the Letter Agreement is hereby deleted in its entirety and Exhibit A attached hereto is hereby substituted in place of Exhibit A thereof.


ARTICLE II. REPRESENTATIONS. The Company represents and warrants to the Bank that:

     2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any material undertaking to which it is a party or by which it is bound.

     2.2 This Amendment is the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms hereof.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 11 of the Letter Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, PROVIDED, THAT, the representations and warranties contained in Section 11(f) of the Letter Agreement shall be deemed to have been made with respect to the financial statements most recently delivered pursuant to Section 9(d) of the Letter Agreement.

     2.4 No Event of Default or event or condition which, with notice or lapse of time or both could become such an Event of Default exists or has occurred and is continuing on the date hereof


ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

     3.1 Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company, as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and any other documents or agreements executed pursuant hereto, if any, shall have been delivered to the Bank.

     3.2  This Amendment shall be signed by the Company and the Bank.

     3.3 The Company shall deliver a duly executed copy of a new promissory note in the principal amount of $5,000,000 in the form of Exhibit A attached hereto.



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ARTICLE IV.  MISCELLANEOUS.

     4.1 References in the Letter Agreement to "this Agreement" and references in any note, certificate, instrument or other document to the "Letter Agreement" or "Authorization Agreement" shall be deemed to be references to the Letter Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Bank harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

     4.3 The Company acknowledges and agrees that the Bank has fully performed all of its obligations under all documents executed in connection with the Letter Agreement and all actions taken by the Bank is reasonable and appropriate under the circumstances and within its rights under the Letter Agreement and all other documents executed in connection therewith and otherwise available. The Company represents and warrants that it is not aware of any claims or causes of action against the Bank, or any of its successors or assigns. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Company and its heirs, successors and assigns, hereby release the Bank and its heirs, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions between the Bank and the Company or to any acts or omissions of the Bank in connection therewith or otherwise.

     4.4. Except as expressly amended hereby, the Company agrees that the Letter Agreement, the promissory note and all other documents and agreements executed by the Company in connection with the Letter Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

     4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

     4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.






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     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the date first above written.


                                   HASTINGS MANUFACTURING COMPANY


                                   By: /S/ THOMAS J. BELLGRAPH

                                      Its: V.P. - FINANCE


                                   NBD BANK


                                   By: /S/ THOMAS A. GAMM

                                      Its: VICE PRESIDENT






























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                                 EXHIBIT A

                          MASTER PROMISSORY NOTE


$5,000,000.00                                             Detroit, Michigan
                                                               May 31, 1998


     For value received, and in any event no later than May 31, 1999, HASTINGS MANUFACTURING COMPANY (the "Borrower") promises to pay to the order of NBD BANK (the "Bank"), at the Bank's principal office in the State of Michigan, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), or such lesser amount as is indicated on the Bank's records, together with interest computed on the balance from time to time unpaid on the basis of the actual number of days elapsed in a year of 360 days at the rate(s) per annum determined from time to time pursuant to the "Letter Agreement", as defined below, and reflected on the Bank's records, which interest shall be payable in accordance with the terms set forth in the Letter Agreement, and to pay interest on overdue principal from the date of demand or default until paid at the Overdue Rate (as defined in the Letter Agreement).

     In no event shall the interest rate exceed the maximum rate allowed by law. Any interest which would for any reason be deemed unlawful under applicable law shall be applied to principal.

     WAIVER: The Borrower and each endorser of this note and any other party liable for the debt evidenced by this note severally waives demand, presentment, notice of dishonor and protest of this note, and consents to any extension or postponement of time of its payment without limit as to number or period, to the addition of any party, and to the release, discharge, or suspension of any rights and remedies against any person who may be liable for the payment of this note. No delay on the part of the holder in the exercise of any right or remedy shall operate as a waiver.
No single or partial exercise by the holder of any right or remedy shall preclude any future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder, nor shall a waiver on one occasion be construed as a bar to or waiver of any right on any future occasion.

     This note is issued in substitution for and replacement of, but not in satisfaction of, a Master Promissory Note dated May 31, 1997, in the maximum principal amount of $4,000,000 and evidences a debt under the terms of a certain letter agreement between the Bank and the Borrower dated May 31, 1994, as amended by a First Amendment to Letter Agreement dated as of May 2, 1995, by a Second Amendment to Letter Agreement dated as of


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September 30, 1995, by a Third Amendment to Letter Agreement dated as of
May 31, 1996, by a Fourth Amendment to Letter Agreement dated as of May 31, 1997, and by a Fifth Amendment to Letter Agreement dated as of May 31, 1998, and as further amended from time to time (the "Letter Agreement"), which is incorporated by reference for additional terms and conditions, including default and acceleration provisions.

     WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note, or any related instrument or agreement or any of the transactions contemplated by this note, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.


Address:

                                   HASTINGS MANUFACTURING COMPANY
325 North Hanover
Hastings, Michigan 49058
Attention: Treasurer               By: /S/ THOMAS J. BELLGRAPH

                                      Its: V.P. - FINANCE



















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